                                                                  EXHIBIT 10.7
                               PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT is entered into on August 30, 2001,  between Kevin
M. Sipple (the "Pledgor"),  and Eldorado Artesian Springs,  Inc. (the "Secured
Party").

      Section  1. Pledge of  Security  Interest.  Pledgor  hereby  pledges to
Secured  Party a security  interest in, a minimum of 250,000  shares of Common
Stock  (Pledged  Collateral),  all of  which  are now  owned by  Pledgor  in
Secured  Party,  and  all  proceeds  of the  foregoing.  The  formula  used to calculate  the Pledged  Collateral  is two times the value of the loan divided by the  closing  price  as  quoted  by  NASDAQ  ($400,000  / $1.60  =  250,000 shares).  The  Pledged  Collateral  shall  be  held  by  an  outside  director
(Escrow  Agent) and shall have  attached  thereto a stock power  endorsed in blank by Pledgor, or at Pledgor's election,  an escrow may be established at a local  bank.  The cost of the escrow  shall be paid by the  Pledgor if Pledgor elects  to use a bank as the  escrow  agent.  Unless  and  until  an  Event of
Default (as defined in Section 3 hereof) has occurred,  the Pledged Collateral shall be held by the Escrow Agent in accordance  with the terms of this Pledge
Agreement.

      Section 2.  Indebtedness  Secured.  The security interest in the Pledged
Collateral  granted  under  Section 1 hereof is  granted as  security  for the performance  of,  and the  timely  repayment  of a loan in the  amount  of Two
Hundred  Thousand and no/100  Dollars  ($200,000.00)  made by Secured Party to
Pledgor for the purchase of real property  currently  owned by Secured  Party.
Said loan is evidenced by a promissory note dated August 30, 2001,  payable to the Secured Party (the "Note").

      Section 3. Events of  Default.  For  purposes of this Pledge  Agreement, an "Event of Default"  shall be deemed to have  occurred if Pledgor shall fail to pay any  installment  of  principal  or interest on the Note or any portion thereof  when due,  or if there is a breach by Pledgor of any  representation, warranty,  covenant or other agreement under this Pledge  Agreement,  and such event is not cured  within  ten (10)  business  days of  delivery  of  written notice by Secured Party to Pledgor.

      Section  4.  Remedies  Upon  Default.  At any  time  after  an  Event of
Default shall have  occurred,  Pledgor  shall,  upon written notice by Secured
Party,  (a)  register  the  Pledged  Collateral  in Secured  Party's  name and
Secured  Party shall (to the extent  permitted  by law) have the right to vote the  shares  which  are part of the  Pledged  Collateral  pending  disposition thereof as required by Section 4(c)  hereof;  (b) apply the cash (if any) then held as Pledged Collateral  hereunder to the payments due on the Note; and (c)
if there  shall be no such cash or the cash so applied  shall be  insufficient to pay such Note in full,  sell the Pledged  Collateral,  or any part thereof, on an additional ten (10) business days' written notice to Pledgor,  at public or private sale for cash,  upon  credit,  or for future  delivery,  as Secured
Party  shall  deem  appropriate;  provided,  however,  that if such  sale is a private sale,  Pledgor shall receive  written notice thereof at least five (5)
business  days prior to the  consummation  of such sale,  which  notice  shall describe the material terms and conditions  thereof,  and Pledgor may,  within such five-day period,  tender payment and consummate such purchase on the same terms and conditions.

      Section 5.      Dividends.  Unless  there is an Event of  Default  under
this  Agreement,  all  dividends  paid or payable  on the shares  shall be the property of the Pledgor.

      Section 6.  Further   Documentation,   etc.  The  Pledgor  promises  and
agrees to provide the Secured Party with any further,  additional or corrected documents,  instruments or agreements reasonably required by the Secured Party to secure and  perfect the  security  interest  granted  hereby in the Pledged
Collateral, or in any proceeds thereof.

      Section 7.  Amendment to  Agreements,  Etc.  Pledgor agrees and consents that its  obligations,  and the rights of  Secured  Party  under  this  Pledge
Agreement, shall not be impaired if, at any time and from time to time:

      a.    The time of  repayment  of the Note shall be  extended in whole or in part and/or shall be renewed in whole or in part;

      b.    The maturity of the Note shall be  accelerated  and any collateral security therefore exchanged,  surrendered or otherwise dealt with in  accordance  with the terms of any present or future  agreement relating thereto, including this Pledge Agreement;

      c.    The time for the  performance by Pledgor or of compliance with any term,  covenant or agreement on its part to be performed under the
            Note and/or any present or future  agreement  between  Pledgor and
            Secured Party shall be extended or such  performance or compliance waived;

      d.    The  liability  of  Pledgor  to pay  the  Note or to  perform  its obligations  under any present or future  agreement  between  them and Secured Party shall be settled or compromised.

      Any of the foregoing may occur from time to time without  affecting this pledge or the obligations of Pledgor  hereunder,  which shall continue in full force and effect until the Note secured hereby and all  obligations of Pledgor hereunder shall have been fully paid and performed.

      Section 8.  Relation to Other  Documents.  The provisions of this Pledge
Agreement  shall be in addition to those of the Note or any other  evidence of any liability held by the Secured Party.

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Pledge
Agreement to be executed as of the date first above written.

SECURED PARTY                             PLEDGOR

ELDORADO ARTESIAN SPRINGS, INC.

By:         /s/                                       /s/
Name:       Douglas A. Larson                               Kevin M. Sipple
Title:      President